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                                                                    EXHIBIT 10.9

                                  PHYCOR, INC.

                            1999 INCENTIVE STOCK PLAN

         1. Name of the Plan. This incentive stock plan has been established by action of the board of directors of PhyCor, Inc. (the "Board") on April 5, 1999, as the PhyCor, Inc. 1999 Incentive Stock Plan.

         2. The Purpose of the Plan. The Plan is intended to provide an opportunity for individuals performing services to PhyCor, Inc., a Tennessee corporation (the "Corporation"), including officers, directors and key employees of the Corporation and its subsidiaries ("Subsidiaries"), as subsidiaries are defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), to acquire shares of the Corporation's common stock, no par value per share ("Common Stock"), and to provide for additional compensation based on appreciation of the Corporation's stock. The Plan provides for the (i) grant of incentive stock options, as defined in Section 422 of the Code, ("Incentive Stock Options") and (ii) stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"), each providing an equity interest in the Corporation's business as an incentive for service or continued service with the Corporation and to aid the Corporation in retaining and obtaining key personnel of outstanding ability. As used herein, "Option" refers to an Incentive Stock Option or a Non-Qualified Stock Option.

         3. Stock Subject to the Plan. The maximum numbers of shares of Common Stock which may be issued under Options granted under the Plan is 4,500,000 (subject to adjustments pursuant to Section 8), which may be either authorized and unissued shares or shares that are held in the treasury of the Corporation, as shall be determined by the Board. If an Option expires or terminates for any reason without being exercised in full, the shares of Common Stock represented by such Option shall again be available for purposes of the Plan.

         4. Administration of the Plan. This Plan shall be administered by a committee composed of at least two individuals (or such number that satisfies
Section 162(m)(4)(C) of the Code and Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) who are "non-employee directors" as defined in Rule 16b-3(b) of the Exchange Act and would be considered "outside directors" as defined in Treasury Regulation Section 1.162-27(e)(2), and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan (the "Committee"). The Committee shall have full authority in its discretion to determine the eligible persons to whom Options shall be granted and the terms and provisions of the option grants subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by such persons, their present and potential contributions to the Corporation and any other factors which the Committee deems



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relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective agreements which represent each Option (hereinafter, an "Agreement"), which need not be identical; to determine the restrictions on transferability of Common Stock acquired upon exercise of Options; and to make all other determinations necessary or advisable for the proper administration of the Plan.

         The Committee may delegate authority to the president or chief executive officer of the Corporation to amend any Agreement in the manner specified in a written delegation to modify the exercisability or vesting of the Option or in any other manner that is specified in a written delegation by the Committee.

         5. Eligibility and Limits. Non-Qualified Stock Options may be granted to employees and directors as are selected by the Committee. Incentive Stock Options may only be granted to employees of the Corporation and its present or future Subsidiaries. The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable by an individual for the first time during any calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of the Corporation or Subsidiary corporations shall not exceed $100,000. No employee of the Company or a Subsidiary may receive Options with respect to more than 750,000 shares of Common Stock during any calendar year (which number of shares shall be subject to adjustments pursuant to Section 8 herein).

         6. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified to designate its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the limitations of Section 3 and Section 5. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Common Stock purchased pursuant to said Option shall be clearly identified by legend as representing shares purchased upon exercise of an Incentive Stock Option.

         7. Terms and Conditions of Options. Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.



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            (a) Option Price.

                (i) Incentive Stock Options. The Option price per share shall in no event be less than 100% of the fair market value per share of the Common Stock on the date the Option is granted. If the employee owns (as defined in Code Section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary, the Option price per share shall not be less than 110% of the fair market value per share of the Common Stock on the date the Option is granted.

                (ii) Non-Qualified Options. The Option price per share shall not be less than 85% of the fair market value per share of the Common Stock on the date the Option is granted.

                (iii) Fair Market Value. For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock as reported on the Nasdaq National Market System (or such other exchange that is, at the time, the primary exchange on which the Common Stock is traded).

            (b) Date of Grant. The date the Option is granted shall be the date on which the Committee has determined the recipient of the Option, the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option. Accordingly, the date an Option is granted may be deemed to be prior to the time that an Agreement is executed by a Participant and the Company.

            (c) Option Term. No Option shall be exercisable after the expiration of ten years from the date the Option is granted, unless provided otherwise in an Agreement that covers a Non-Qualified Stock Option. No Incentive Stock Option granted to an employee who at the time of grant owns (as defined in Code Section
424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary shall be exercisable after the expiration of five years from the date it is granted.

            (d) Payment. Unless otherwise provided by the Agreement, payment of the exercise price of an Option shall be made in cash, Common Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made.



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            (e) Status of Option Holder. The holder of an Option shall, as such, have none of the rights of a stockholder.

            (f) Nontransferability of Options. In general, Options shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him; provided, however, that a Participant may transfer a Non-Qualified Stock Option to the extent permitted by the Committee and set forth in the Agreement evidencing the Option.

            (g) Termination of Employment; Disability; Retirement or Death. Except as provided below, an Option may not be exercised by a holder unless he has been an employee continually from the date of the grant until the date ending three months before the date of exercise. If the holder of an Option dies, such Option may be exercised by a legatee or legatees of the holder under his last will, or by his personal representative or distributee, at any time during the twelve-month period following his death. If a holder is discharged as an employee, or removed as a director, for cause, as determined by the Committee, Options held by him shall not be exercisable after such discharge or removal, unless otherwise provided herein. If a holder ceases to be an employee by reason of permanent disability, within the meaning of Section 22(e)(3) of the Code ("Disability"), all Options held by the holder may be exercised at any time during the twelve-month period following the Disability. Upon a holder's Retirement (as defined below), Disability or Death, all Options held by the holder shall become fully exercisable as to the full number of shares covered thereby notwithstanding any vesting schedule contemplated in the Option. As used herein, "retirement" shall mean (i) the holder is at least 60 years old and has continuously been employed by the Corporation or a subsidiary for a period of at least five years, or is at least 55 years old and has continuously been employed by the Corporation or a subsidiary for a period of at least twenty years, and
(ii) the holder has given written notice in a form satisfactory to the Committee of his permanent retirement. Notwithstanding this Section 7(g), no Incentive Stock Option may be exercised more than ten years after the date on which it was granted, and a holder shall be deemed to be an employee or director so long as the holder is an employee or director of a parent or Subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which Section 424(a) of the Code is applicable. The provisions of this Section 7(g) shall be deemed to apply to any outstanding Option without regard to when such Option was granted by the Committee.

            (h) Limited Rights of Exercise. Notwithstanding any vesting schedule contained in an Agreement, an Option may be exercised during the Option term as to the full number of shares covered by the Option, if: (1) a tender offer or exchange offer has been made for shares of Common Stock, provided that the corporation, person or other entity making such offer purchases or otherwise



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acquires shares of Common Stock pursuant to such offer; (2) the stockholders of the Corporation have approved a definitive agreement (a "Merger Agreement") to merge or consolidate with or into another corporation pursuant to which the Corporation will not survive or will survive only as a subsidiary of another corporation (the "Transaction"), or to sell or otherwise dispose of all or substantially all of its assets, (3) any person or group (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the beneficial owner (as such term is defined in Rule 13(d) pursuant to the Act) of 50% or more of the outstanding shares of Common Stock, or (4) the individuals who, as of the date of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by PhyCor's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest. If any of the events specified in this subparagraph (g) (a "Change in Control") have occurred, the Option shall be fully exercisable: (x) in the event of a tender offer or exchange offer as described in clause (1) above, during the term of the tender or exchange offer and for a period of 30 days thereafter; (y) in the event of execution of a Merger Agreement as defined in clause (2) above, within a 30-day period commencing on the date of execution of a Merger Agreement, and the Option holder may condition such exercise upon the consummation of the Transaction; (z) in the event of an event described in clause (3) above, within a 30-day period commencing on the date upon which the Corporation is provided a copy of Schedule 13D or 13G (filed pursuant to Section 13(d) or 13(g) of the Act and the rules and regulations promulgated thereunder) indicating that any person or group has become the beneficial owner of 50% or more of the outstanding shares of Common Stock or, if the Corporation is not subject to Section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the beneficial owner of 50% or more of the outstanding shares of Common Stock or (a) if a change in the Incumbent Board occurs pursuant to clause (4) above, within a 30 day period commencing upon the date the Option holder was given notice of the change in the Board composition. The provisions of this Section 7(h) shall be deemed to apply to any outstanding Option without regard to when such Option was granted by the Committee. Moreover, unless the Option holder specifically elects otherwise, if the Option holder exercises less than all the Options as to which vesting is accelerated pursuant to this Section 7(h), the Options exercised shall be deemed to be those which had the latest vesting date.



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            (i) Upon exercise of a Nonqualified Stock Option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Corporation amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Corporation for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Stock Option, or to a disqualifying disposition of Common Stock that is acquired with an Incentive Stock Option, unless the Committee gives the Participant notice that withholding described in this
Section is required.

         8. Changes in Capitalization; Merger; Liquidation. The number of shares of Common Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share in each outstanding Option, shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares, (ii) the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

         If the Corporation shall be the surviving corporation in any merger, share exchange or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to receive or purchase, as applicable, at the same times and upon the same terms and conditions as are then provided in the relevant Agreement, the number and class of shares of Common Stock or other securities to which a holder of the number of options or shares of Common Stock at the time of such transaction would have been entitled to receive as a result of such transaction.

         In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this Section 8.

         A dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate.

         Upon a merger, share exchange, consolidation or other business combination in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another option with equivalent terms and value as the outstanding Option in a manner consistent with Section 424(a) of the Code. In the event of a change of the Corporation's shares of Common Stock with par value into the same number of shares with a different par value or without par value, the shares



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resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as expressly provided in this Section 8, the holder of a Option shall have no rights by reason of any subdivision or combination of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any dissolution, liquidation, merger, share exchange or consolidation or distribution to the Corporation's stockholders of assets of stock of another corporation, and any issue by the Corporation of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger, share exchange or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         9. Termination and Amendment of the Plan. The Plan shall remain in effect until terminated by the Board. Upon termination of the Plan, no Options shall be granted under the Plan after that date, but any Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent, except as necessary for Incentive Stock Options to maintain qualification under the Code; and provided, further, that the shareholders of the Corporation must approve the following:

            (a) within 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued pursuant to Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options;

            (b) before the effective date thereof, any amendment that changes the number of shares which may be issued in the aggregate pursuant to Options granted under the Plan;

            (c) before the effective date thereof, any amendment that increases the period during which Options may be granted or exercised; and

            (d) before the date that compensation is paid with respect thereto, any amendment that changes the number of Options which may be granted to an



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employee of the Corporation or a Subsidiary under the Plan during a specified period.

         10. Effective Date of Plan. This Plan is effective upon its adoption by the Board; provided that any Incentive Stock Options granted with respect to shares of Common Stock that were reserved for the Plan on the date of Board adoption shall become void if this Plan is not approved by a majority of the votes cast by holders of Common Stock entitled to vote at a meeting of shareholders at which a quorum is present within 12 months of the date of the adoption of the Plan by the Board. No Incentive Stock Option may be granted under this Plan with respect to the shares of Common Stock identified in Section 3 more than ten years after the date that this Plan was adopted by the Board. Incentive Stock Options granted before such date shall remain valid in accordance with their terms.

         11. Incentive Stock Option Plan. All Incentive Stock Options to be granted hereunder are intended to comply with sections 421 and 422 of the Code. All Options are intended to be treaded as "performance-based compensation" within the meaning of Section 162(m) of the Code. The provisions of this Plan and all Options granted hereunder shall be construed in such manner as to effectuate such intent.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this instrument on this the 5th day of April, 1999.



                                  PHYCOR, INC.



                                  By: John K. Crawford

                                  Its: Executive Vice President and Chief
                                       Financial Officer